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                                                                   EXHIBIT 10.16


                                  AMENDMENT TO
                         2000 DIRECTOR STOCK OPTION PLAN
                           OF THE CONCOURS GROUP, INC.



         This AMENDMENT ("Amendment") to the 2000 Director Stock Option Plan of The Concours Group, Inc. (the "Plan") is effective as of March 17, 2000. All capitalized terms used and not defined herein shall have the meaning set forth in the Plan.

         WHEREAS, the Board of Directors of The Concours Group, Inc. (the "Company") previously adopted the Plan effective as of March 9, 2000;

         WHEREAS, the Company's stockholders approved the Plan by unanimous written consent effective as of March 9, 2000; and

         WHEREAS, effective as of March 17, 2000, the Company's Board of Directors approved an amendment to the Plan to modify certain terms of the Plan;

         NOW, THEREFORE, be it resolved, that the Plan is hereby amended as follows:

         1. The first sentence contained in Section 3(a) of the Plan shall be replaced with the following:

                           Options shall automatically be granted to all persons who (i) become directors of the Company, first commencing with those individuals who are directors on the day following the date that the Company files its first registration statement with the Securities and Exchange Commission (the "Commission"), and (ii) are not employees of the Company or a Subsidiary (any person satisfying both requirements is hereinafter referred to as a "Director").

         2.       Section 6(f) of the Plan shall be replaced with the following:

                           Upon termination of an Optionee's service as a Director of the Company (for any reason other than death or disability), Options vested and exercisable shall be immediately exercisable within a 90 day period beginning on the date of termination of such service and Options not theretofore vested and exercisable shall be forfeited; provided, however, that if the Company terminates the Optionee's service as a Director, then the Company in its sole discretion may accelerate the vesting of one-half of the Shares subject to the Option that were not theretofore exercisable so that the Shares subject to such


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                           accelerated vesting are exercisable within a 90 day
                           period beginning on the date of termination of such service.

         3. Except as otherwise provided in this Amendment, the terms and conditions of the Plan shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first above written.

                                   THE CONCOURS GROUP, INC.


                                   By:
                                       -----------------------------------------
                                              Ron Christman, President